UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 26, 2017

REXFORD INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000, Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 966-1680

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Employment Agreement with David Lanzer
On June 26, 2017, Rexford Industrial Realty, Inc. (the “Company”), Rexford Industrial Realty, L.P. (the “Operating Partnership”) and David Lanzer entered into an employment agreement (the “Employment Agreement”), pursuant to which Mr. Lanzer will continue to serve as General Counsel and Secretary of the Company and the Operating Partnership, and will report directly to the co-Chief Executive Officers of the Company or their designee. The initial term of the Employment Agreement will end on the third anniversary of the effective date, or June 26, 2020.
Under the Employment Agreement, Mr. Lanzer will receive an annual base salary of $300,000, which is subject to annual review and increase at the discretion of the compensation committee of the Company’s board of directors. In addition, Mr. Lanzer will be eligible to receive an annual cash performance bonus opportunity targeted at 60% of Mr. Lanzer’s annual base salary. The actual amount of any such bonus will be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the compensation committee of the Company’s board of directors, and may be greater or less than the target amount, or zero.
Mr. Lanzer is eligible to participate in customary health, welfare and fringe benefit plans, and, subject to certain restrictions, healthcare benefits will be provided to him and his eligible dependents at the Company’s sole expense. Mr. Lanzer will accrue four weeks of paid vacation per year, subject to applicable accrual limits.
Pursuant to the terms of the Employment Agreement, if Mr. Lanzer’s employment is terminated by the Company without “cause,” or by Mr. Lanzer for “good reason” (each, as defined in the Employment Agreement) then, in addition to any accrued amounts, Mr. Lanzer will be entitled to receive the following:

•	a lump-sum payment in an amount equal to Mr. Lanzer’s annual base salary then in effect;

•
a pro-rata portion of Mr. Lanzer’s annual bonus for the partial fiscal year in which the termination date occurs, based on the achievement of any applicable performance goals or objectives, payable in a lump sum on the date on which annual bonuses are paid to the Company’s senior executives generally for such year (the “Bonus Severance”);

•	accelerated vesting of all outstanding equity awards that vest based solely on continued services to the Company and that are held by Mr. Lanzer as of the termination date; and

•	Company-paid healthcare continuation coverage for up to 18 months after the termination date.
Pursuant to the terms of the Employment Agreement, if Mr. Lanzer’s employment is terminated by reason of death or disability, Mr. Lanzer or his estate will be entitled to the following payments and benefits (in addition to any accrued amounts): (i) accelerated vesting of all outstanding equity awards that vest based solely on continued services to the Company and that are held by Mr. Lanzer as of the termination date and (ii) the Bonus Severance, payable in a lump sum on the date on which annual bonuses are paid to the Company’s senior executives generally for such year.
Mr. Lanzer’s right to receive the severance payments and benefits described above is subject to his delivery and non-revocation of an effective general release of claims in favor of the Company.
In addition, upon a “change in control” of the Company (as defined in the Company’s 2013 Incentive Award Plan), Mr. Lanzer will be entitled to accelerated vesting of all outstanding equity awards that vest based solely on continued services to the Company and that are held by Mr. Lanzer as of the date of the change in control.
The Employment Agreement contains customary confidentiality and non-solicitation provisions.
Under the Employment Agreement, to the extent that any change in control payments or benefits would be subject to an excise tax imposed in connection with the “parachute payment” rules under Section 4999 of the Internal Revenue Code, such payments and/or benefits may be subject to a “best pay cap” reduction to the extent necessary so that Mr. Lanzer receives the greater of the (i) net amount of the change in control payments and benefits reduced such that these payments and benefits will not be subject to any excise tax and (ii) net amount of the change in control payments and benefits without such reduction.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
 Employment Agreement Amendments - Messrs. Frankel, Schwimmer and Khan
On June 26, 2017, the Company, the Operating Partnership and each of Michael Frankel, Howard Schwimmer and Adeel Khan entered into an amendment (each, an “Amendment” and together, the “Amendments”) to their respective employment agreements with the Company and the Operating Partnership (the “Original Employment Agreements”).
The Amendments update the Original Employment Agreements to (i) reflect the executives’ current base salaries (as have been adjusted since the Original Employment Agreements were originally executed, in accordance with such Original Employment Agreements), (ii) with respect to Mr. Khan only, to reflect Mr. Khan’s current target annual bonus level, and (iii) to provide that, if Mr. Frankel, Mr. Schwimmer, or Mr. Khan’s employment is terminated by reason of the executive’s death or disability, the applicable executive (or his estate) will be entitled to the Bonus Severance (in addition to any accrued amounts and the executives’ current entitlement to accelerated vesting of outstanding equity awards that vest based solely on continued services to the Company, pursuant to the Original Employment Agreements), subject to the applicable executive’s delivery and non-revocation of an effective general release of claims in favor of the Company. The Bonus Severance is payable in a lump sum on the date on which annual bonuses are paid to the Company’s senior executives generally for such year. The Amendments also clarify that any provisions in the Original Employment Agreements that provide for the accelerated vesting of equity awards apply only to outstanding Company equity awards that vest based solely on continued services to the Company.
In addition, Mr. Khan’s Amendment extends the term of Mr. Khan’s Original Employment Agreement to November 25, 2020.
The foregoing summary of the Amendments does not purport to be complete and is qualified in its entirety by reference to the applicable Amendment, a copy of each of which is filed as Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)    Exhibits.

10.1	Employment Agreement, effective as of June 26, 2017, between David Lanzer, Rexford Industrial Realty, Inc. and Rexford Industrial Realty, L.P.

10.2	First Amendment to Employment Agreement, effective as of June 26, 2017, between Michael S. Frankel, Rexford Industrial Realty, Inc. and Rexford Industrial Realty, L.P.

10.3	First Amendment to Employment Agreement, effective as of June 26, 2017, between Howard Schwimmer, Rexford Industrial Realty, Inc. and Rexford Industrial Realty, L.P.

10.4	First Amendment to Employment Agreement, effective as of June 26, 2017, between Adeel Khan, Rexford Industrial Realty, Inc. and Rexford Industrial Realty, L.P.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.
June 29, 2017	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer (Principal Executive Officer)

Rexford Industrial Realty, Inc.
June 29, 2017	/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, effective as of June 26, 2017, between David Lanzer, Rexford Industrial Realty, Inc. and Rexford Industrial Realty, L.P.

10.2	First Amendment to Employment Agreement, effective as of June 26, 2017, between Michael S. Frankel, Rexford Industrial Realty, Inc. and Rexford Industrial Realty, L.P.

10.3	First Amendment to Employment Agreement, effective as of June 26, 2017, between Howard Schwimmer, Rexford Industrial Realty, Inc. and Rexford Industrial Realty, L.P.

10.4	First Amendment to Employment Agreement, effective as of June 26, 2017, between Adeel Khan, Rexford Industrial Realty, Inc. and Rexford Industrial Realty, L.P.